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                                                                    EXHIBIT 1


            STOCK AND WARRANT PURCHASE AND INVESTOR RIGHTS AGREEMENT

         This STOCK AND WARRANT PURCHASE AND INVESTOR RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 26, 2000, by and between ESOFT, INC., a Delaware corporation (the "Company"), and GATEWAY COMPANIES, INC., a Delaware corporation (the "Investor"), and is made with reference to the following facts:

         A. The Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of common stock, par value $.01 per share, of the Company ("Common Stock"), and five-year warrants to purchase 600,000 shares of Common Stock, exercisable at the Per Share Purchase Price (as defined in Section 1(b)) ("the Warrants"), on the terms and conditions set forth in this Agreement.

         B. The Company wishes to provide certain other agreements with respect to the Investor's investment.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       AGREEMENT TO PURCHASE AND SELL STOCK AND WARRANTS.

         (a) AUTHORIZATION. The Company's Board of Directors (the "Board") will, prior to the Closing (as defined in Section 2(a)), authorize the issuance, pursuant to the terms and conditions of this Agreement, of (i) shares of Common Stock in an amount equal to the number of Purchased Shares (as defined in Section 1(b)), (ii) the Warrants and (iii) the shares of Common Stock underlying the Warrants (the "Warrant Shares").

         (b) AGREEMENT TO PURCHASE AND SELL SECURITIES. The Company hereby agrees to issue to the Investor, and the Investor hereby agrees to acquire from the Company, at the times set forth in Section 2, a number of shares of Common Stock (collectively, the "Purchased Shares") equal to $25,000,000 (the "Purchase Price") divided by the Per Share Purchase Price (as defined below), rounded up to the nearest whole share. As used in this Agreement, "Per Share Purchase Price" means the lower of (i) $19.507 and (ii) a 6.5 percent discount to the public offering price of any underwritten public offering of the Common Stock consummated prior to nine months following the Closing Date (as defined in Section 2(a)). For all purposes of this Agreement, the Per Share Purchase Price shall be adjusted for any stock split, stock dividend or other event of similar nature. The Per Share Purchase Price shall be payable as set forth in Section 2. In the event that the Per Share Purchase Price shall be adjusted pursuant to clause (ii) above after the Closing Date, such adjustment shall be made by the Company by delivering to Investor additional shares of the Common Stock within five business days of the Per Share Purchase Price adjustment.

         (c) USE OF PROCEEDS. The Company intends to apply the net proceeds from the sale of the Purchased Shares for general working capital purposes, which may include acquisition of other entities or technologies.

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2.       CLOSING AND SECOND CLOSING.

         (a) CLOSING. The purchase and sale of the first 50 percent of the Purchased Shares shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, 1999 Avenue of the Stars, Los Angeles, California, at 10:00 a.m., California time, on the date that is two business days after all of the conditions set forth in Section 5 have been satisfied or waived (which time and place are referred to in this Agreement as the "Closing"); provided, however, that if all of such conditions have not been satisfied or waived by May 15, 2000 (or such later date as may be agreed to by the Company and the Investor), the obligations of the Company and the Investor shall terminate without further effect or liability. At the Closing, the Company will deliver to the Investor certificates representing 50 percent of the Purchased Shares against delivery to the Company by the Investor of 50 percent of the Purchase Price in cash paid by wire transfer of same-day funds to the Company. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier. The date of the Closing sometimes is referred to herein as the "Closing Date."

         (b) ESCROW CLOSING. On the date that is 90 days after the Closing Date (the "Escrow Closing Date"), the Company will deliver to the Investor certificates representing the remaining 50 percent of the Purchased Shares against delivery of the remaining 50 percent of the Purchase Price in cash by wire transfer of same-day funds to the Company (the "Escrow Closing"). Until the Investor has paid to the Company such remainder of the Purchase Price, (i) one-half of the Purchased Shares shall be held in escrow pursuant to an escrow agreement in the form attached as Exhibit B (the "Escrow Agreement"), and (ii) the Company shall be entitled to vote such shares held in escrow, pursuant to an irrevocable proxy in the form attached as Exhibit C to be granted by the Investor to the Company (the "Proxy").

         (c) THE WARRANTS. At the Closing, the Company will issue to the Investor the Warrants. The Warrants shall be in the form attached hereto as Exhibit A and vest and become exercisable based upon performance milestones as follows: (i) 100,000 warrants shall become exercisable if at any time the total number of subscribers (the "Number of Subscribers") for a bundled ISP/server program, or in the aggregate for all bundled ISP/server programs, implementing the Company's software on the Investor's hardware (such as the "Basic Package" referred to in Section 4.1.1 of the Statement of Work executed by the Company and the Investor on April 11, 2000 (the "Statement of Work"), or any modifications, enhancements or alterations thereof) equals or exceeds 10,000; an additional 100,000 Warrants shall become exercisable if at any time the Number of Subscribers equals or exceeds 25,000; an additional 100,000 Warrants shall become exercisable if at any time the Number of Subscribers equals or exceeds 50,000; (ii) 100,000 Warrants shall become exercisable if at any time the Investor and the Company have 1,000 customers for virtual private networking ("VPN") and firewall services incorporating the Company's VPN and firewall software (such as the "Enhanced Firewall Package" referred to in Section 4.1.2 of the Statement of Work and the VPN Package IPSec and VPN Package PPTP referred to in Sections 4.1.3 and 4.1.4 of the Statement of Work, or any modifications, enhancements or alterations of any of the foregoing), (iii) 100,000 Warrants shall become exercisable if at any time the Investor and the Company have 1,000 customers for application service provider ("ASP") services, including but not limited to payroll, human resources or office productivity software (which may be provided by third-party ASP providers), and (iv) 100,000 Warrants shall become exercisable if at any time the Investor and the

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Company have agreements with at least five ASP providers to offer ASP service to the Investor's and the Company's customers. The Warrants shall immediately vest and become exercisable immediately prior to the occurrence of a Change in Control of the Company (as defined in the Company's current equity incentive plan).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements in this Section 3 are true and correct on the date hereof and will be true and correct on the Closing Date, except as set forth in the Disclosure Schedule (as defined in Section 7(a)):

         (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to
(i) own or lease its properties and assets and carry on its business as presently conducted, and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority required to own or lease its properties and assets and carry on its business as presently conducted. Each of the Company and its subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing, either individually or in the aggregate, would have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of the applicable party and its subsidiaries, taken as a whole.

         (b) CAPITALIZATION. The capitalization of the Company, without giving effect to the transactions contemplated by this Agreement, is as follows. The authorized capital stock of the Company consists only of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"), of which 14,289,075 shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of December 31, 1999. All such shares of Common Stock have been duly authorized, and all such issued and outstanding shares of Common Stock have been validly issued, are fully paid and nonassessable and are free and clear of all liens, claims and encumbrances, other than any liens, claims or encumbrances created by or imposed upon the holders thereof. As of December 31, 1999, the Company had also reserved: (i) 2,752,187 shares of Common Stock for issuance upon exercise of outstanding options granted to officers, directors, employees, independent contractors or affiliates of the Company or its subsidiaries under the Company's equity incentive plans; (ii) 657,602 shares of Common Stock issuable upon exercise of the Company's outstanding warrants (the "Outstanding Warrants"); and (iii) 511,182 shares of Common Stock issuable upon conversion of the Company's outstanding Convertible Debentures due June 10, 2002 (the "Debentures"). As of December 31, 1999, (x) of the 3,293,770 shares of Common Stock reserved for issuance upon exercise of options, 2,752,187 shares remained subject to outstanding options and have a weighted average exercise price of approximately $3.31, and 541,583 shares were reserved for future grant; (y) the weighted average exercise price of the Outstanding Warrants was $4.42; and (z) the conversion price of the Debentures was $3.9125. All

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shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement. The issuance of the Purchased Shares, the Warrants or the Warrant Shares (collectively, the "Securities") to the Investor will not, except to the extent waived by the party holding such rights as of the date of this Agreement, (i) trigger any rights of first refusal, maintenance rights, preemptive rights or any other rights of any stockholder of the Company (including, without limitation, Intel Corporation, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P.), or (ii) trigger any change in control provisions in any of the Company's equity incentive plans or stock option plans, except to the extent waived by the party holding such rights as of the date of this Agreement.

         (c) DUE AUTHORIZATION. All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Securities being sold under this Agreement, have been taken, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (d) VALID ISSUANCE OF STOCK.

             (i) VALID ISSUANCE. The Purchased Shares and the Warrants to be issued pursuant to this Agreement and the Warrant Shares to be issued upon exercise of the Warrants are duly authorized and, upon payment of the Purchase Price by the Investor in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

             (ii) COMPLIANCE WITH SECURITIES LAWS. Assuming the correctness of the representations made by the Investor in Section 4, the Securities will be issued to the Investor in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.

         (e) GOVERNMENTAL CONSENTS. Except for required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (the "HSR Act"), no consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the issuance of the Securities to the Investor, or the consummation of the other transactions contemplated by this Agreement, except for (i) the listing of the Purchased Shares and the Warrant Shares on Nasdaq, (ii) the filing of a Form D with the Securities and Exchange

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Commission (the "SEC"), and (iii) the filing of a Notice of Transaction and a
Form U-2 with the California Department of Corporations.

         (f) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Securities), do not (i) contravene or conflict with the Company's Certificate of Incorporation or Bylaws, in each case as amended; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company or any of its subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any of its subsidiaries under, any contract to which the Company or such subsidiary is a party or any permit, license or similar right relating to the Company or such subsidiary or by which the Company or such subsidiary may be bound or affected.

         (g) LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation (each an "Action") pending or, to the best of the Company's knowledge, threatened: (i) against the Company or any of its subsidiaries, or any of their respective activities, properties or assets, or any of their respective officers, directors or employees of the Company or any of its subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or such subsidiary, or (ii) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement (including the issuance of the Securities). Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Company or any of its subsidiaries is currently pending nor does the Company or any of its subsidiaries intend to initiate any Action that could reasonably be expected to be material to the Company and its subsidiaries, taken as a whole.

         (h) COMPLIANCE WITH LAW AND CHARTER DOCUMENTS. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, in each case as amended. The Company and its subsidiaries have complied and are in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over their respective businesses or properties, except where such failure to comply would not reasonably be likely to have a Material Adverse Effect on the Company.

         (i) SEC DOCUMENTS.

             (i) REPORTS. The Company has furnished to the Investor prior to the date hereof copies of its Annual Report on Form 10-KSB/A-1 for the fiscal year ended December 31, 1999 ("Form 10-K"), its Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 (the "Form 10-Q's"), and all other registration statements, reports and proxy statements filed by the Company with the SEC on or after December 31, 1999 (the Form 10-K, the Form 10-Q's and such registration statements, reports and proxy statements are collectively referred to herein as the "SEC Documents"). Except to the extent that information

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contained in any SEC Document has been revised or superseded by a later SEC
Document filed and publicly available prior to the date of this Agreement, each of the SEC Documents, as of the respective date thereof (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by the Company with the SEC after the date hereof and prior to the Closing will not, as of the date thereof (or if amended or superseded by a filing after the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any of its subsidiaries is a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to the SEC Documents that was not so filed.

             (ii)  FINANCIAL STATEMENTS. The Company has provided the
Investor with copies of its audited financial statements for the fiscal year ended December 31, 1999 (the "Balance Sheet Date"). Since the Balance Sheet Date, the Company has duly filed with the SEC all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles ("GAAP") (except, in the case of the Forms 10-QSB and 8-K, as may otherwise be permitted by Form 10-QSB and Forms 8-K) applied on a consistent basis (except as otherwise may be stated in the notes thereto), the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of unaudited interim financial statements).

         (j) ABSENCE OF CERTAIN CHANGES SINCE BALANCE SHEET DATE. Since the Balance Sheet Date, the businesses and operations of the Company and its subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

             (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company or any of its subsidiaries with respect to any shares of capital stock of the Company or such subsidiary (except for any such distribution by a wholly-owned subsidiary to the Company) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of the Company's capital stock;

             (ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that are not material to the Company and its subsidiaries, taken as a whole;

             (iii) any waiver by the Company or any of its subsidiaries of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that are not material;

             (iv) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company or any of its subsidiaries or any of their

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respective assets and properties is bound or subject, except for changes, amendments or waivers that are expressly provided for or disclosed in this Agreement;

             (v) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; or

             (vi) any other event or condition of any character, except for such events and conditions that have been described in the SEC Documents or that have not resulted, and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Company.

         (k) INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENTS. Each employee and consultant or independent contractor of the Company or any of its subsidiaries whose duties include the development of products or Intellectual Property (as defined below), and each former employee and consultant or independent contractor whose duties included the development of products or Intellectual Property, has entered into and executed an invention assignment and confidentiality agreement in customary form or an employment or consulting agreement containing substantially similar terms.

         (l) INTELLECTUAL PROPERTY.

             (i) OWNERSHIP OR RIGHT TO USE. Each of the Company and its subsidiaries has sole title to and owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights, trade names, and any applications therefor, trade secrets or other confidential or proprietary information (collectively, "Intellectual Property") necessary to enable it to carry on its business as currently conducted, except where any deficiency, or group of deficiencies, would not be reasonably likely to have a Material Adverse Effect on the Company.

             (ii) LICENSES; OTHER AGREEMENTS. Neither the Company nor any of its subsidiaries is currently the licensee of any material portion of the Intellectual Property of the Company and its subsidiaries. There are not outstanding any licenses or agreements of any kind relating to any Intellectual Property owned by the Company or any of its subsidiaries, except for agreements with customers entered into in the ordinary course of its business and other licenses and agreements that, collectively, are not material. Neither the Company nor any of its subsidiaries is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property, except as the Company or any such subsidiary may be so obligated in the ordinary course of its business, as disclosed in the Company's SEC Documents or where the aggregate amount of such payments could not reasonably be expected to be material.

             (iii) NO INFRINGEMENT. Neither the Company nor any of its subsidiaries has violated or infringed in any material respect, neither the Company nor any of its Subsidiaries is

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currently violating or infringing in any material respect, and neither the
Company nor any of its subsidiaries has received any communications alleging that it (or any of its employees or consultants) has violated or infringed, any Intellectual Property of any other person or entity, except for any such violations or infringements that would not be reasonably likely to have a Material Adverse Effect on the Company.

             (iv) EMPLOYEES AND CONSULTANTS. To the best of the Company's knowledge, no employee of or consultant to the Company or any of its subsidiaries is in material default under any term of any material employment contract, agreement or arrangement relating to Intellectual Property of the Company or any such subsidiary or any material non-competition arrangement, other contract or restrictive covenant relating to the Intellectual Property of the Company or any such subsidiary. The Intellectual Property of the Company or any of its subsidiaries (other than any Intellectual Property duly acquired or licensed from third parties) was developed entirely by the employees of or consultants to the Company or one of its subsidiaries during the time they were employed or retained by it, and to the best knowledge of the Company, at no time during conception or reduction to practice of such Intellectual Property of the Company or any of its subsidiaries were any such employees or consultants operating under any grant from a government entity or agency or subject to any employment agreement or invention assignment or non-disclosure agreement or any other obligation with a third party that would materially and adversely affect the Company's or such subsidiary's rights in its Intellectual Property. Such Intellectual Property of the Company or any of its subsidiaries does not, to the best knowledge of the Company, include any invention or other intellectual property of such employees or consultants made prior to the time such employees or consultants were employed or retained by the Company or any such subsidiary nor any intellectual property of any previous employer of such employees or consultants nor the intellectual property of any other person or entity.

         (m) YEAR 2000 COMPLIANCE.

             (i) All of the Company's and its subsidiaries' material products (including products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1999, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the Company's and its subsidiaries' material products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1999. All of the Company's and its subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its subsidiaries' businesses (collectively, a "Business System"), that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company and its subsidiaries, including its accounting systems, are Year 2000 Compliant. The current versions of the Company's and its subsidiaries' software and all other Intellectual Property may be used prior to, during and after December 31, 1999, such that such software and Intellectual

                                       8
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Property will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

             (ii) To the best knowledge of the Company, all of the Company's and its subsidiaries' products and the conduct of the Company's and its subsidiaries' businesses with customers and suppliers will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. To the best knowledge of the Company, neither the Company nor any of its subsidiaries is reasonably likely to incur expenses arising from or relating to the failure of any of its Business Systems or any products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000, except for such expenses that will not have a Material Adverse Effect on the Company.

         (n) SUBSIDIARIES. Section 3(n) of the Disclosure Schedule sets forth all other persons, entities, or businesses in which the Company presently owns or controls, directly or indirectly, more than a one percent interest.

         (o) ENVIRONMENTAL MATTERS. There have been no disposals, releases or threatened releases of Hazardous Materials on, from or under such properties or facilities which, either individually or in the aggregate, would have a Material Adverse Effect on the Company. Neither the Company, any of its subsidiaries nor, to the Company's knowledge, any other person or entity, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials, where such use, generation, manufacture or storage, either individually or in the aggregate, would have a Material Adverse Effect on the Company. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company or any of its subsidiaries having taken possession of any of such properties or facilities and which, either individually or in the aggregate, would have a Material Adverse Effect on the Company. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For purposes of this Agreement, "Hazardous Materials" means any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (A) CERCLA; (B) the Emergency Planning and Community Right-to- Know Act, 42 U.S.C. Section 11001 et seq.; (C) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (D) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (E) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (F) regulations promulgated under any of the above statutes; or (G) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

         (p) REGISTRATION RIGHTS. The Company is not currently subject to any agreement providing any person or entity with any rights (including piggyback registration rights) to have any

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securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

         (q) TITLE TO PROPERTY AND ASSETS. The properties and assets of the Company or any of its subsidiaries are owned by the Company or such subsidiary free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company or such subsidiary. With respect to the property and assets it leases, each of the Company and its subsidiaries is in compliance with such leases in all material respects.

         (r) TAX MATTERS. Each of the Company and its subsidiaries has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and each of the Company and its subsidiaries has paid in full all taxes that have become due on or prior to the date hereof, including penalties and interest, assessments, fees and other charges, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest that were payable pursuant to said returns or any assessments with respect thereto.

         (s) BROKERS AND FINDERS. None of the Company, its subsidiaries, their respective directors or officers and their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or any of the transactions contemplated hereby. The Company will indemnify and hold the Investor harmless from any brokerage or finder's fees or agents' commissions or other similar payment alleged to be due by or through the Company or any of such other persons and entities as a result of the action of the Company, its subsidiaries, their respective directors or officers or their respective agents.

         (t) INTERESTED PARTY TRANSACTIONS. To the best knowledge of the Company, no officer or director of the Company or any of its subsidiaries or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person or entity has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company or any of its subsidiaries any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company or any of its subsidiaries is a party or by which it or any of its properties and assets may be bound or affected.

         (u) FULL DISCLOSURE. The information contained in this Agreement, the Disclosure Schedule and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of the Company and its subsidiaries, and the transactions contemplated by this Agreement , are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INVESTOR. The Investor hereby represents and warrants to the Company, and agrees that:

         (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to own or lease its properties and assets and carry on its business as presently conducted. The Investor is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing, either individually or in the aggregate, would have a Material Adverse Effect on the Investor.

         (b) DUE AUTHORIZATION. The execution of this Agreement has been duly authorized by all necessary corporate action on the part of the Investor. This Agreement constitutes the Investor's legal, valid and binding obligation, enforceable against the Investor in accordance with its terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy hereunder.

         (c) GOVERNMENTAL CONSENTS. Except for any required filings under the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the purchase of the Securities by the Investor pursuant to this Agreement.

         (d) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby, do not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Investor, in each case as amended;
(ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Investor; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Investor under, any contract to which the Investor is a party or any permit, license or similar right relating to the Investor or by which the Investor may be bound or affected.

         (e) LITIGATION. There is no Action pending that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         (f) PURCHASE FOR OWN ACCOUNT. The Securities are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring the Securities.

         (g) INVESTMENT EXPERIENCE. The Investor understands that the purchase of the Securities involves substantial risk. The Investor has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment.

         (h) ACCREDITED INVESTOR STATUS. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. The Investor's headquarters are located in the State of California.

         (i) RESTRICTED SECURITIES. The Investor understands that the Securities are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         (j) LEGENDS. The Investor agrees that the certificates for the Securities shall bear the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933 and applicable state laws and rules, or, unless, immediately prior to the time set for transfer, such transfer may be effected without violation of the Securities Act of 1933 and other applicable state laws and rules."

         In addition, the Investor agrees that the Company may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

5.       CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING.

         (a) The obligations of the Investor under this Agreement are subject to the fulfillment or waiver, on or before each of the Closing and the Escrow Closing, of each of the following conditions:

             (i) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in and as of the date of this Agreement, on and as of the Closing Date, except as set forth in the Disclosure Schedule, with the same effect as though such representations and warranties had been made as of the Closing Date.

             (ii) PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

             (iii) SECURITIES EXEMPTIONS. The offer and sale of the Securities to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

         (b) The obligations of the Investor under this Agreement are subject to the fulfillment or waiver, on or before the Closing Date, of each of the following additional conditions:

             (i) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include but not be limited to the following:

                   (A) CERTIFIED CHARTER DOCUMENTS. A copy of (x) the Certificate of Incorporation certified as of a recent date by the Secretary of State of Delaware as a complete and correct copy thereof, and (y) the Bylaws of the Company (as amended through the Closing Date) certified by the Secretary of the Company as a true and correct copy thereof as of the Closing Date.

                   (B) BOARD RESOLUTIONS. A copy, certified by the Secretary of the Company, of the resolutions of the Board providing for the approval of this Agreement and the issuance of the Securities and the other matters contemplated hereby.

             (ii) OPINION OF COMPANY COUNSEL. The Investor will have received an opinion on behalf of the Company, dated the Closing Date, from Davis, Graham & Stubbs LLP, counsel to the Company, in the form attached hereto as Exhibit D.

             (iii) NASDAQ REQUIREMENTS. All requirement of Nasdaq in connection with the transactions contemplated by this Agreement shall have been complied with by the Company. The Purchased Shares and the Warrant Shares shall have been approved for quotation on Nasdaq.

             (iv) PAYMENT OF EXPENSE REIMBURSEMENT. The Company shall have paid the Investor the amount of $15,000 as a reimbursement of the Investor's legal fees and expenses in connection with the transactions contemplated hereby.

             (v) ESCROW AGREEMENT. The Company shall have executed and delivered the Escrow Agreement.

             (vi) HSR. The waiting period (and any extension hereof) applicable to the transactions contemplated hereby under the HSR Act shall have terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the transactions contemplated hereby, shall have been obtained or made.

             (vii) LITIGATION. There shall be no Action pending that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

             (viii) CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the purchase of the Securities by the Investor pursuant to this Agreement.

             (ix) OTHER ACTIONS. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Investor in connection with the transactions contemplated hereby.

         (c) The obligations of the Investor under this Agreement are subject to the fulfillment or waiver, on or before the Escrow Closing, of each of the following additional conditions:

             (i) ESCROW AGREEMENT. The Company shall have instructed the Escrow Holder to release the shares being held pursuant to the Escrow Agreement.

             (ii) PROXY. The Company shall have canceled and delivered to the Investor the Proxy.

6.       CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

         (a) The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver, on or before each of the Closing and the Escrow Closing, of each of the following conditions:

             (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Investor contained in Section 4 shall be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

             (ii) PERFORMANCE. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

             (iii) PAYMENT OF PURCHASE PRICE. The Investor shall have delivered to the Company the portion of the Purchase Price payable at the Closing or the Escrow Closing, as applicable, as specified in Section 1(b).

             (iv) SECURITIES EXEMPTIONS. The offer and sale of the Securities to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

         (b) The obligations of the Company under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following additional conditions:

             (i) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company, and the Company will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

             (ii) NASDAQ REQUIREMENTS. All requirements of Nasdaq in connection with the transactions contemplated by this Agreement shall have been complied with.

             (iii) ESCROW AGREEMENT AND PROXY. The Investor shall have executed and delivered the Escrow Agreement and the Proxy.

             (iv) HSR. The waiting period (and any extension hereof) applicable to the transactions contemplated hereby under the HSR Act shall have terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the transactions contemplated hereby, shall have been obtained or waived.

             (v) LITIGATION. There shall be no Action pending that seeks to prevent, enjoin, alter or delay the transactions contemplates by this Agreement.

             (vi) CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the purchase of the Securities by the Investor pursuant to this Agreement.

             (vii) OTHER ACTIONS. The Investor shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.


7        COVENANTS OF THE PARTIES.

         (a) DISCLOSURE SCHEDULE. Simultaneously with the execution of this Agreement, the Company is delivering to the Investor a disclosure letter, which sets forth exceptions, if any, to the representations and warranties made by the Company in Article 3. Such disclosure letter is organized such that any exceptions specifically identify the representation and warranty, by section, to which they relate, and clearly identify the nature of the exception, to the Investor's reasonable satisfaction (the "Disclosure Schedule"). In any determination of whether the Investor is entitled to indemnification for the breach of any representations or warranties set forth in this Agreement, only the Disclosure Schedule (i.e., the final disclosure letter agreed upon by the Company and the Investor) shall be relevant, and the identification of any matters on any drafts of the Disclosure Schedule shall not be introduced as evidence or otherwise used in any manner in connection therewith.

         (b) INFORMATION RIGHTS.

             (i) FINANCIAL INFORMATION. The Company covenants and agrees that, commencing on the Closing Date and continuing for so long as the Investor holds any Purchased Shares, the Company shall:

                   (A) ANNUAL REPORTS. Furnish to the Investor promptly following the filing of such report with the SEC a copy of the Company's Annual Report on Form 10-KSB for each fiscal year, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with GAAP and generally accepted accounting practices, and audited by nationally- recognized independent certified public accountants. In the event the Company shall no longer be required to file Annual Reports on Form 10-KSB, the Company shall, within ninety
(90) days following the end of each respective fiscal year, deliver to the Investor a copy of such balance sheets, statements of income and statements of cash flows.

                   (B) QUARTERLY REPORTS. Furnish to the Investor promptly following the filing of such report with the SEC, a copy of each of the Company's Quarterly Reports on Form 10-QSB, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and cash flows of the Company for the respective fiscal quarter and for the year to-date, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with GAAP and generally accepted accounting practices (except, in the case of any Form 10-QSB, as may otherwise be permitted by Form 10-Q), but all of which may be unaudited. In the event the Company shall no longer be required to file Quarterly Reports on Form 10-QSB, the Company shall, within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, deliver to the Investor a copy of such balance sheets, statements of income and statements of cash flows.

             (ii) SEC FILINGS. The Company shall deliver to the Investor copies of each other document filed with the SEC on a non-confidential basis promptly following the filing of such document with the SEC.

         (c)       REGISTRATION RIGHTS.

                   (i)  DEFINITIONS.  For purposes of this Section 7(c):

                        (A) REGISTRATION. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                        (B) REGISTRABLE SECURITIES. The term "Registrable Securities" means: (x) the Purchased Shares and the Warrant Shares; (y) any other shares of Common Stock acquired by the Investor after the date hereof which are not already freely tradable under the Securities Act (pursuant to Rule 144(k) promulgated under the Securities Act); and (z) any shares of Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities described in the immediately preceding Clause (x) or (y). Notwithstanding the foregoing, "Registrable Securities" shall exclude (xx) any Registrable Securities sold by a person or entity in a transaction in which rights under this Section 7(c) are not assigned in accordance with this Agreement, (yy) any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise, and (zz) any Registrable Securities that may be sold pursuant to Rule 144(k) promulgated under the Securities Act.

                        (C) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "Registrable Securities then outstanding" shall mean the number of Purchased Shares, Warrant Shares, other shares of Common Stock and other securities that are Registrable Securities and are then issued and outstanding.

                        (D) HOLDER. For purposes of this Section 7(c), the term "Holder" means the Investor, or any permitted assignee thereof, owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 7(c) have been duly assigned in accordance with this Agreement.

                        (E) FORM S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                   (ii) AUTOMATIC REGISTRATION.

                        (A) REGISTRATION STATEMENT. The Company shall use its commercially reasonable best efforts to file a registration statement under the Securities Act on Form S-3, or any successor form, for the registration of all of the Registrable Securities so that such registration statement becomes effective on a date not more than six months following the Closing Date. Unless it is an underwritten offering, such registration statement shall be filed and maintained as a "shelf" registration statement until the later of (x) the date on which all of the Warrants have been exercised or (y) the date that Rule 144 is first available as an exemption for the sale in a single 90-day period of all of the outstanding Registrable Securities. Such Form S-3 or successor form shall also contain any information required to be included on Form S-1 that the Investor may in its sole discretion request.

                        (B) UNDERWRITING. If the Holders of at least 25 percent of the Registrable Securities ("Initiating Holders") intend to distribute the Registrable Securities by means of an underwriting, then they shall so advise the Company and the Company shall thereafter notify all of the Holders thereof. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder determined based on the number of Registrable Securities held by such Holders being registered). All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 90 days if required by such underwriters but only if the Company's executive officers, directors and other five percent or greater stockholders also execute substantially similar agreements).

                        (C) EXPENSES. All expenses incurred in connection with any registration pursuant to this Section 7(c)(ii), including all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 7(c)(ii) shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company or any of its directors, officers, employees, consultants and affiliates) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders.

                        (D)  MAINTENANCE.   Subject to Section 7(c)(vi), the
Company shall use all commercially reasonable efforts to maintain the effectiveness of any Form S-3 registration statement filed under this Section 7(c)(ii) until the earlier of: (1) the date on which all of the Registrable Securities have been sold; and (2) the fifth anniversary of the effective date of such registration statement; provided, however, that unless all of the Registrable Securities held by the Investor as of such fifth anniversary could then be sold in a single transaction in accordance with Rule 144 under the Securities Act without exceeding the volume limitations thereof, if the Company receives written notice from the Investor that the Investor may be deemed to be an "affiliate" of the Company for purposes of the Securities Act, the date in this Clause (2) shall be extended until the Investor advises the Company that it no longer believes it may be deemed such an "affiliate."

                   (iii) PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least 20 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of common stock of the Company (including registration statements relating to secondary offerings of common stock of the Company, but excluding registration statements relating to any employee benefit plan or any merger or other corporate reorganization, and any registration statement under Rule 462(b) filed with respect to any effective registration statement), and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten business days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its common stock, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, the Holders of Registrable Securities shall not have the rights set forth in this Section 7(c)(iii) in connection with any registration statement demanded by Brown Simpson Strategic Growth Fund, L.P. or Brown Simpson Strategic Growth Fund, Ltd. (collectively, the "Brown Simpson Entities") pursuant to that certain Registration Rights Agreement dated June 10, 1999 among the Company and the Brown Simpson Entities.

                        (A) UNDERWRITING. If a registration statement under which the Company gives notice under this Section 7(c)(iii) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in such a registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 90 days if required by such underwriters, but only if the Company's executive officers, directors and other five percent or greater stockholders also execute substantially similar agreements); provided, however, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting; provided, however, that the securities to be included in the registration and the underwriting shall be allocated as follows: (1) first to the Company (provided, however, that a minimum of 15 percent of the number of Registrable Securities held by each Holder (where any Registrable Securities that are not shares of Common Stock but are exercisable or exchangeable for, or convertible into, shares of Common Stock, shall be deemed to have been so exercised, exchanged or converted for such purpose) must also in any event be included if requested by any such Holder); (2) second, to the extent the managing underwriter determines additional securities can be included after compliance with Clause (1), to each of the Holders and to the Brown, Simpson Entities and Intel Corporation ("Intel") (to the extent not included pursuant to Clause (1)) requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities entitled to registration then held by each such person; and (3) third, to the extent the managing underwriter determines additional securities can be included after compliance with Clauses (1) and (2), any other shares of Common Stock or other securities of the Company. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                        (B) EXPENSES. All expenses incurred in connection with a registration pursuant to this Section 7(c)(iii) (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders), including all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and one counsel for the Holders shall be borne by the Company.

                        (C) NO LIMIT. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 7(c)(iii).

                   (iv) INTENTIONALLY OMITTED.

                   (v) OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                        (A)  REGISTRATION STATEMENT.   Prepare and file with
the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective; provided, however, that, except as otherwise required by this
Section 7(c), the Company shall not be required to keep any such registration statement effective for more than 90 days.

                        (B) AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                        (C) PROSPECTUSES. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                        (D) BLUE SKY. Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (E) UNDERWRITING. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including customary indemnification of the underwriters by the Company), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (F) NOTIFICATION. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, in which event no Holder shall use such prospectus in connection with any offer or sale of its Registrable Securities until such prospectus has been appropriately amended (which the Company shall promptly under the circumstances do and deliver new prospectuses, as requested by the Holders, promptly thereafter).

                        (G) OPINION AND COMFORT LETTER. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) in the event that such securities are being sold through underwriters, a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

                   (vi) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7(c)(ii), (iii), (iv) or (v) that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                   (vii) INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 7(c)(ii),
(iii) or (iv):

                        (A) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, shareholders, employees, representatives and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                             (x) any untrue statement or alleged untrue
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                             (y) the omission or alleged omission to state
therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                             (z) any violation or alleged violation by the
Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person of such Holder.

                        (B) BY THE SELLING HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, officers, shareholders, employees, representatives and directors and any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer or director, controlling person, underwriter or other such Holder, partner, officer, shareholder, employee, representative, director or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other
Exchange Act or other
federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer or director, controlling person, underwriter or other Holder, partner, officer, shareholder, employee, representative, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this subsection or otherwise in respect of any and all Violations shall not exceed in the aggregate the net proceeds received by such Holder in the registered offering out of which such Violations arise.

                        (C) NOTICE. Promptly after receipt by an indemnified party under of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability except to the extent the indemnifying party is prejudiced as a result thereof.

                        (D) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                        (E) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (X) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (Y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                        (F) SURVIVAL. The obligations of the Company and Holders under this Section 7(c)(vii) shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

                  (viii) TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to this Section 7(c) with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 7(c)(ii) or (iii) unless in the written opinion of counsel to the Company, reasonably acceptable to counsel for a Holder, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in any three month period without exceeding the volume limitations thereunder.

                   (ix) NO REGISTRATION RIGHTS TO THIRD PARTIES. Until such time as the Investor, together with its subsidiaries, no longer hold the equivalent of at least two percent of the outstanding voting securities of the Company (including for these purposes any Purchased Shares being held pursuant to the Escrow Agreement and all Warrant Shares underlying any unexercised Warrants), without the prior written consent of the Investor, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this Section 7, or otherwise) relating to shares of Common Stock or any other securities of the Company that are pari passu or superior to the rights granted under this Section 7(c).

         (d) PUBLICITY. Without the Investor's prior written consent, the Company will not issue any press release after the date hereof or publicize the Investor's name in any public documents except in the ordinary course of its business or as may be required by applicable securities laws, in which case such disclosure shall be approved in advance by the Investor, such approval not to be unreasonably withheld or delayed. The provisions of this Section 7(d) shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and the Investor shall be governed by the terms of the Non-Disclosure Agreement, dated January 5, 2000, executed by the Company and the Investor.

         (e) RIGHTS OF PARTICIPATION.

             (i) GENERAL. Until such time as the Investor, together with its subsidiaries, no longer hold the equivalent of at least two percent of the outstanding voting securities of the Company (including for these purposes any Purchased Shares being held pursuant to the Escrow Agreement but excluding all Warrant Shares underlying any unexercised Warrants) (such period from the date hereof through such time being referred to herein as the "Initial Rights Period"), the Investor and each other person or entity to whom rights under this
Section 7(e) have been duly assigned (each of the Investor and each such assignee, a "Participation Rights Holder") shall have a right of first refusal to purchase such Participation Rights Holder's Pro Rata Share (as defined below) of all New Securities (as defined below) that the Company may from time to time issue during such period. Such New Securities shall be allocated among the Participation Rights Holders who elect to exercise their right to purchase such New Securities on a pro rata basis according to the number of Purchased Shares held by each such Participation Rights Holder. The rights described in the preceding sentence, as further described in this subsection (e), are referred to as the "Right of Participation".

             (ii) PRO RATA SHARE. "Pro Rata Share" means, with respect to each Participation Rights Holder, the ratio of the following numbers calculated immediately prior to the issuance of the New Securities giving rise to the Right of Participation: (A) the Participant Share Number (as defined below) for such Participation Rights Holder, to (B) the difference between (1) the sum of (X) the total number of shares of Common Stock and other voting capital stock of the Company then outstanding, plus (Y) the number of shares of voting capital stock issuable upon the exercise, conversion or exchange of any other security of the Company then outstanding and (2) the number of Dilutive Securities issued since the last Notice Date excluding any Maintenance Securities issued pursuant to the last Maintenance Notice.

             (iii) NEW SECURITIES. "New Securities" means any Common Stock, preferred stock or other voting capital stock or security of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or preferred stock or other voting capital stock or security, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Common Stock, preferred stock or other voting capital stock or security; provided, however, that the term "New Securities" shall not include:

                   (A) any shares of Common Stock (or options or warrants therefor) issued to employees, officers, directors or consultants of the Company pursuant to any stock purchase or stock option incentive plans approved by the Board;

                   (B) any securities issued as payment of fees to brokers, consultants or financial or other advisors of the Company;

                   (C) the Purchased Shares and Warrant Shares issued under this Agreement;

                   (D) any securities issued in connection with any stock split, stock dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

                   (E) any securities issued upon the exercise, conversion or exchange of (1) the Debentures, (2) the Warrants, (3) the $3,000,000 in principal amount of 5% convertible debentures to be issued pursuant to that certain Securities Purchase Agreement dated June 10, 1999 among the Company, Brown Simpson Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd. (the "Brown Simpson Agreement"), (4) warrants to purchase $3,000,000 of Common Stock to be issued pursuant to the Brown Simpson Agreement, (5) shares issued to Intel Corporation pursuant to the Stock Purchase and Investors Rights Agreement dated as of November 12, 1999 (the "Intel Agreement") between the Company and Intel Corporation, (6) any shares of Common Stock issued as payment of accrued interest on the securities listed in (1), (2), (3) or (4) above, or
(7) any outstanding security if such outstanding security constituted a New Security; or

                   (F) any securities issued pursuant to the acquisition of another person or entity by the Company by consolidation, merger, purchase of assets, or other reorganization or issued in connection with the Company's participation in a joint venture or similar form of alliance.

             (iv) PARTICIPANT SHARE NUMBER. "Participant Share Number," with respect to a Participant Rights Holder, means the sum of (A) the number of Purchased Shares held by such Participant Rights Holder, (B) the number of shares of other voting capital stock or securities of the Company held by such Participant Rights Holder, and (C) the number of shares of Common Stock or other voting capital stock or securities issuable upon the exercise, conversion or exchange of any other security of the Company held by such Participant Rights Holder.

             (v) PROCEDURES. If the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions) in circumstances that entitled a Participation Rights Holder to participate therein in accordance with this subsection (e), the Company shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the "Participation Notice"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten business days from the date of receipt of any such Participation Notice to agree in writing to purchase up to the maximum number of such New Securities that such Participation Rights Holder is entitled to purchase for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such maximum). If any Participation Rights Holder fails to so agree in writing within such 10 business day period, then such Participation Rights Holder shall forfeit the right hereunder to participate in such sale of New Securities; provided, however, that any Participation Rights Holders that have elected to exercise their Right of Participation shall be entitled to exercise such right with respect to any New Securities where such right has been forfeited by such other Participation Rights Holder(s), and the Company shall repeat the procedures set forth in this paragraph (e)(v) to ascertain whether the electing Participation Rights Holders desire to purchase such other New Securities. All sales hereunder shall be consummated concurrently with the closing of the transaction triggering the Right of Participation.

             (vi) FAILURE TO EXERCISE. Upon the expiration of such ten business day period, the Company shall have 90 days thereafter, subject to extensions for regulatory compliance, to sell the New Securities described in the Participation Notice (with respect to which the Participation Rights Holders' rights of first refusal hereunder were not exercised) at the price (or a higher price) and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. If the Company has not issued and sold such New Securities within such 90-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 7(e).

         (f) RIGHT OF MAINTENANCE.

             (i) GENERAL. Each Participation Rights Holder shall, pursuant to the terms and conditions of this Section 7(f), have the right to purchase from the Company additional securities of the Company ("Maintenance Securities"), as a result of issuances by the Company of Dilutive Securities that from time to time are issued after the Closing Date and before the expiration of the Initial Rights Period, solely in order to maintain such Participation Rights Holder's Prior Percentage Interest (as defined below) in the Company (the "Right of Maintenance"). Each right to purchase Maintenance Securities pursuant to this Section 7(f) shall be on the same terms (other than price to the extent provided below) as the issuance of the Dilutive Securities that gave rise to the right to purchase such Maintenance Securities.

             (ii)  DILUTIVE SECURITIES. "Dilutive Securities" means any
Common Stock, preferred stock or other voting capital stock or security (including, without limitation, any Common Stock, voting preferred stock or other voting capital stock or security issued upon the exercise, conversion or exchange of any other securities) of the Company, whether now authorized or not; provided, however, that the term "Dilutive Securities" shall not include:

                   (A) the Purchased Shares or Warrant Shares issued under this Agreement;

                   (B) any securities issued in connection with any stock split, stock dividend or similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

                   (C) any securities for which the issuance gave rise to a Right of Participation (regardless of whether any such right was exercised) or to a Corporate Event;

                   (D) any securities issuable upon the exercise, conversion or exchange of any securities described in Clause (C) above;

                   (E) shares of Common Stock issued as awards, including pursuant to exercise of options granted, to employees, officers and directors under any plans approved by the Board; or

                   (F) shares of Common Stock issued upon conversion of Debentures or upon exercise of warrants other than the Warrants.

             (iii) PURCHASE PRICE. For purposes of this Section 7(f), the per share "Purchase Price" of the Maintenance Securities shall equal the lower of (1) the sales price of the Dilutive Securities and (2) the average Market Price (as defined below) of such Maintenance Securities over the ten trading days immediately preceding the date on which the Participation Rights Holder elects to purchase such Maintenance Securities. If the issuance of any Dilutive Securities occurs upon the exercise, conversion or exchange of other securities ("Exchangeable Securities"), then the per share price at which such Dilutive Securities shall be deemed to have been issued shall be the sum of (x) the per share amount paid upon such exercise, conversion or exchange, plus (y) the per share amount previously paid for the Exchangeable Securities (adjusted for any stock splits, stock dividends or other similar events). For purposes of this
Section 7(f)(iii), "Market Price" means, as to any Maintenance Security on a given day, the average of the closing prices of such security's sales on the principal domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on Nasdaq as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted on Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time a Maintenance Security are not listed on any domestic securities exchange or quoted on Nasdaq or the domestic over-the-counter market ("Unlisted Securities"), the "Market Price" shall be the fair value thereof determined jointly by the Company and the Holder.

             (iv)  ALTERNATIVE PURCHASE PRICE. If a Participation Rights
Holder does not elect to purchase its Maintenance Amount (as defined below) at the time of issuance of any Dilutive Securities specified in a Maintenance Notice (as defined below), and in the written opinion of the Company's independent auditors, made available to each Participation Rights Holder upon request, the effect of determining the Purchase Price after such issuance pursuant to paragraph (iii) above would require the Company to take a charge against earnings in accordance with GAAP, then for purposes of this Section 7(f), "Purchase Price" shall mean the Market Price on the date the Participation Rights Holder elects to purchase its Maintenance Amount.

             (v) CONSIDERATION OTHER THAN CASH. If Dilutive Securities or Exchangeable Securities were issued for consideration other than cash, the per share amounts paid for such Dilutive Securities or Exchangeable Securities shall be determined jointly in good faith by the Company and the Participation Rights Holder.

             (vi) APPRAISER. If the Company and the Participation Rights Holder are unable to reach agreement within a reasonable period of time with respect to (A) the Market Price of Unlisted Securities or (B) the per share amounts paid for Dilutive Securities or Exchangeable

Securities issued for consideration other than cash, such Market Price or per share amounts paid, as the case may be, shall be determined by an appraiser jointly selected by the Company and the Participation Rights Holder. The determination of such appraiser shall be final and binding on the Company and the Participation Rights Holder. The fees and expenses of such appraiser shall be paid by the Company.

             (vii) PRIOR PERCENTAGE INTEREST. A Participation Rights
Holder's "Prior Percentage Interest" for purposes of the Right of Maintenance is the ratio of (A) the Participant Share Number for such Participation Rights Holder as of the date of such Maintenance Notice (the "Notice Date"), to (B) the difference between (1) the sum of (X) the total number of shares of Common Stock and other voting capital stock and securities of the Company outstanding on the Notice Date, plus (Y) the number of shares of voting capital stock or securities issuable upon the exercise, conversion or exchange of any other security of the Company outstanding as of such date (assuming, for purposes of the immediately preceding Clauses (X) and (Y), the Common Stock or other securities described in such Maintenance Notice are deemed not issued), and (2) the total number of Dilutive Securities issued since the later of the Closing Date and the last Notice Date (but excluding any Maintenance Securities issued pursuant to the last Maintenance Notice).

             (viii) MAINTENANCE AMOUNT. A Participation Rights Holder's "Maintenance Amount" with respect to any Maintenance Notice shall equal such number of Maintenance Securities as shall (upon purchase thereof in full by the Participation Rights Holder) enable such Participation Rights Holder to maintain its Prior Percentage Interest on a fully-diluted basis. As an example, assume that the Company had 10,000 shares outstanding and the Participation Rights Holder holds 20 percent of such shares (or 2,000 shares). The Company first issues 400 shares to a third party ("Issuance 1"), an amount insufficient to trigger a Notice of Issuance pursuant to Section 7(f)(ix). The Company then proposes to issue 4,600 shares to a third party ("Issuance 2"), an amount that triggers a Maintenance Notice. The Participation Rights Holder shall have the right to maintain its 20 percent interest after considering Issuances 1 and 2 and the new shares issued to the Participation Rights Holder. In this example, the Participation Rights Holder shall have the right to purchase an additional 1,250 shares, thereby resulting in the Participation Rights Holder holding 20 percent of the securities outstanding (3,250 shares out of 16,250 shares).

             (ix) MAINTENANCE NOTICE. Within ten business days after each anniversary of the Closing Date, and at least ten business days before each issuance of Dilutive Securities that when cumulated with all prior issuances of Dilutive Securities since the later of (i) the Closing Date and (ii) the date of the last Notice Date (which, as a result of which, the Participation Rights Holder had an opportunity to purchase Maintenance Securities), would result in a five percent or greater reduction in a Participation Rights Holders' Prior Percentage Interest, the Company shall give to each Participation Rights Holder written notice (the "Maintenance Notice") describing the number of Dilutive Securities issued since such prior Notice Date and the price and non-price terms upon which the Company issued such Dilutive Securities, and the Maintenance Amount that such Participation Rights Holder is entitled to purchase as a result of such issuances.

             (x) PURCHASE OF MAINTENANCE SECURITIES. If a Participation Rights Holder exercises its right to purchase Dilutive Securities, such Participation Rights Holder shall have sixty

(60) days after the issuance of the Dilutive Securities specified in the applicable Maintenance Notice to purchase its Maintenance Amount at the Purchase Price (as determined in accordance with this Section 7(f)) and upon the other terms and conditions specified in the Maintenance Notice. The closing of such purchase shall occur within ten days after such election to purchase. If any Participation Rights Holder fails to elect to purchase such Participation Rights Holder's full Maintenance Amount of Maintenance Securities within such 60-day period, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Maintenance Amount that it did not so elect to purchase.

             (xi) TERMINATION. The Company's obligations under this Section 7(f) shall terminate upon the earlier to occur of (A) the expiration of the Initial Rights Period, and (B) the fifth anniversary of the Closing Date..

         (g) RIGHTS RELATING TO A CORPORATE EVENT.

             (i) CORPORATE EVENTS. A "Corporate Event" shall mean any of the following, whether accomplished through one or a series of related transactions:
(A) any transaction, other than an issuance of securities in connection with the acquisition of an unaffiliated third party in an arms length transaction, that results in a greater than 30 percent change in the total outstanding number of voting securities (which, for purposes of this Agreement, shall mean all securities of the Company that presently are, or would be upon conversion, exchange or exercise, entitled to vote in the election of directors) of the Company immediately prior to such issuance (other than any such change solely as a result of a stock split, stock dividend or other recapitalization affecting holders of Common Stock and other classes of voting securities of the Company on a pro rata basis); (B) an acquisition of the Company or any of its "significant subsidiaries" (as defined in the SEC's Rule 1-02(w) of Regulation S-X) ("Significant Subsidiaries") by consolidation, merger (regardless of whether the Company is the survivor of such merger or not), share purchase or exchange or other reorganization or transaction in which the holders of the Company's or such Significant Subsidiary's outstanding voting securities immediately prior to such transaction own, immediately after such transaction, securities representing less than 50 percent of the voting power of the Company, any such Significant Subsidiary or the Person issuing such securities or surviving such transaction, as the case may be; (C) the acquisition of all or substantially all the assets of the Company or any Significant Subsidiary; (D) the grant by the Company or any of its Significant Subsidiaries of an exclusive license for any material portion of the Company's or such Significant Subsidiary's Intellectual Property to a Person other than the Investor or any of its subsidiaries; and (E) any transaction or series of related transactions that results in the failure of the majority of the members of the Board immediately prior to the closing of such transaction or series of related transactions failing to constitute a majority of the Board (or its successor) immediately following such transaction or series of related transactions.

             (ii) NOTICE OF CORPORATE EVENTS. Until expiration of the Notification Period (as defined below), the Company shall provide the Investor with detailed written notice of terms of any offer (written or oral) from any person or entity for a proposed Corporate Event. Any notice shall be delivered to the Investor as soon as practicable but no later than two business days after the date the Company first becomes aware of such offer or proposed Corporate Event. Without limiting the

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

generality of the foregoing, such notice shall set forth the identity(ies) of the person(s) or entity(ies) involved, the consideration to be paid and all other material terms and conditions. If such offer is in writing (whether in the form of a letter of intent, term sheet or otherwise), the Company shall deliver a copy thereof to the Investor.

             (iii) RIGHT OF FIRST REFUSAL. During the ROFR Period, the
Company shall, prior to effecting or entering into any agreement for any Corporate Event (other than a Corporate Event with Intel), present to the Investor in writing the final terms and conditions of the proposed Corporate Event, including the name of the other party or parties to the Corporate Event and a copy of the definitive agreements into which the Company is prepared to enter. The Investor acknowledges and agrees that the Company will also be obligated to give a similar notice to Intel (a copy of which shall also be given to the Investor at the same time such notice is given to Intel), and that Intel shall have ten business days after the receipt thereof to deliver written notice to the Company agreeing to enter into a written agreement with the Company on substantially the same terms and conditions specified in such notice, which agreement must provide for consummation of the transaction within 120 days after the date of delivery of such notice (such 120-day period subject to extensions for regulatory compliance). If the Company does not receive such notice from Intel within such 10-day period, it shall promptly notify the Investor thereof (the "Final Notice"). The Investor shall then have ten business days after the date of receipt of the Final Notice to deliver written notice to the Company agreeing to enter into a written agreement with the Company on substantially the same terms and conditions specified in the Final Notice, which agreement shall nevertheless provide for consummation of the transaction within 120 days after the date of delivery of the Final Notice (such 120-day period subject to extensions for regulatory compliance). During such ten business day period, the Investor shall be entitled to conduct due diligence with the reasonable cooperation of the Company. If the Investor fails to enter into a definitive agreement within such 10 business day period, for a period of 90 days thereafter, the Company shall have the right to enter into an agreement regarding such Corporate Event with the party or parties specified in the applicable Final Notice; provided, however, that such definitive agreement is entered into within 90 days following termination of such ten business day period; provided further, that if during such ten business day period, the Investor shall have made a written offer for the acquisition of the Company, the Corporate Event with such a third party shall be for at least 95 percent of the price offered by the Investor and on other terms no less favorable to shareholders of the Company than the terms of the offer proposed by the Investor with respect to shareholders other than the Investor. "ROFR Period" means (A) with respect to a Corporate Event involving a personal computer original equipment manufacturer (a "PC/OEM"), the Initial Rights Period and (B) otherwise, the period commencing on the Closing Date and ending on the date that is six months thereafter.

             (iv) RIGHT OF RESALE. If the Investor shall fail to exercise its right of first refusal as to a Corporate Event pursuant to Section 7(g)(3), the Investor shall, upon the Company's entering into an agreement to consummate a Corporate Event, have the right to sell to the Company any or all shares of Purchased Shares, Warrant Shares and all New Securities and Maintenance Securities then owned by the Investor. Such sale shall be made on the following terms and conditions:

                   (A) The price per share at which such shares are to be sold to Company shall be equal to the greater of: (1) 25 percent of the Per Share Purchase Price (as such may be adjusted for any stock split or dividend or other event of a similar nature) and
(2) either the highest price per share of capital stock (or equivalent) paid in connection with the Corporate Event or, if the transaction involves the sale of a Significant Subsidiary or assets or the licensing of Intellectual Property, the Investor's pro rata share of the consideration received, directly or indirectly, by the Company in such transaction based on its then fully-diluted ownership of the Company's capital stock.

                   (B) The Company shall reimburse the Investor for any and all fees and expenses, including legal fees and expenses, incurred in connection with this Section 7(g)(4).

                   (C) Within 15 days prior to the consummation of the Corporate Event, the Investor shall deliver to the Company the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                   (D) The Company shall, concurrent with the closing of the Corporate Event, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses as specified in Section 7(g)(4)(B) in cash.

             (v)   RIGHT OF NOTIFICATION AND FIRST NEGOTIATION. For a period
(X) commencing upon expiration of the ROFR Period and (Y) ending on the day that is 900 days after such last day (the "Notification Period"), the Company shall, prior to the Board's approving or disapproving a Corporate Event or the Company's or any of its subsidiaries' entering into a definitive agreement with respect to a Corporate Event (in each case, other than a Corporate Event with Intel), notify the Investor of all terms and conditions of such Corporate Event. The Investor acknowledges and agrees that the Company is obligated to negotiate in good faith with Intel Corporation for a period of not less than ten business days for Intel Corporation to acquire the Company (or a significant subsidiary, assets or license, as the case may be) or enter into another Corporate Event with the Company, and the Company agrees to provide the Investor with a copy any notice relating to a proposed Corporate Event provided by the Company to Intel at the same time such notice is given to Intel. If the Company and Intel Corporation shall not come to an agreement within such 10-day period, the Company shall then promptly notify the Investor of such failure and shall then attempt to negotiate in good faith with the Investor for a period of not less than ten business days (beginning on the date of such notice) for the Investor to acquire the Company (or a Significant Subsidiary, assets or license, as the case may be) or enter into another Corporate Event with the Company. During such ten business day period, the Investor shall be entitled to conduct due diligence with the reasonable cooperation of the Company. During such ten business day period, any alternative proposal made by the Investor shall be submitted by the Company to the Board and the Board shall, in good faith, either approve or disapprove the Investor's alternative proposal. To the extent that the Company and the Investor do not enter into an agreement with respect to such an acquisition or other Corporate Event with the Investor during such ten business day period, the Board shall be free to approve or disapprove such Corporate Event and the Company shall be free to enter into a definitive agreement with respect to a Corporate Event with a third party and subsequently consummate such Corporate Event.

             (vi) NOTICE OF TEN PERCENT ACQUISITIONS. Until expiration of the Initial Rights Period, the Company shall provide the Investor with detailed written notice of the earlier of the following events: (X) the Company's first becoming aware of any person or entity acquiring after the date hereof any outstanding voting securities of the Company such that following such acquisition such person or entity owns ten percent or more of the Company's outstanding voting securities, or (Y) the terms of any offer or proposal (written or oral) after the date hereof from any person or entity such that following the consummation of any such offer or proposal such person or entity would own ten percent or more of the Company's outstanding voting securities. Any notice shall be delivered to the Investor within three business days after the date the Company first becomes aware of such acquisition, offer or proposal. Such notice shall set forth, to the extent known by Company, the identity(ies) of the person(s) or entity(ies) involved, the consideration paid or to be paid and all other material terms and conditions. If such offer or proposal is in writing (whether in the form of a letter of intent, term sheet or otherwise), the Company shall deliver a copy thereof to the Investor.

         (h) RIGHTS RELATING TO COMPETITORS. Without the Investor's consent, during the Initial Rights Period, the Company will not issue any securities to another PC/OEM or provider of internet access services unless such issuance is associated with a Strategic Relationship (as defined below) and the strategic partner acquires an aggregate number of securities in the Company that are no more than 50 percent of the aggregate number of securities of the Company then held by the Investor (including as outstanding any shares held in escrow pursuant to the Escrow Agreement and all rights of the Investor to acquire securities of the Company pursuant to this Section 7). A "Strategic Relationship" is any agreement or series of agreements that involve (A) at least a marketing/OEM relationship, (B) a joint collaboration on any product development and/or engineering, and (C) an equity investment made at the time the agreement or agreements are entered into.

         (i) TECHNOLOGY RIGHTS. During the Initial Rights Period, the Investor shall have an exclusive six-month period to license or market any products or services developed or acquired by the Company in any collaboration with the Investor or in any way using the Investor's proprietary technology, during which period such products or services may not be sold or licensed to or marketed or distributed by any other PC/OEMs or providers of Internet access services. Following the Investor's exclusive six-month period referred to above, the Company may license or market to any other party the products or services developed or acquired by the Company in any collaboration with the Investor, other than products or services using the Investor's proprietary technology, including but not limited to any PC/OEM or providers of Internet access service. During the Initial Rights Period (i) the Investor shall have a right of first refusal with respect to any grant by the Company of an exclusive license of any material portion of the Company's intellectual property, and (ii) the Company shall not grant to any other party any right that is superior to the Investor's with respect to the acquisition or license of the Company's or any of its Significant Subsidiaries' Intellectual Property; provided that the foregoing rights shall be subject to any superior rights of Intel under any agreement outstanding on the date hereof. The right of first refusal referred to in clause
(i) shall be governed by the procedures set forth in Section 7(g) governing Corporate Events. In addition, the Company shall form a technology advisory board, of which a representative designated by the Investor shall have a right to be a member.

         (j) BOARD VISITATION RIGHTS. During the Initial Rights Period, the Company shall allow a representative designated by the Investor to attend all meetings of the Company's board of directors in a nonvoting capacity and to provide verbal input at such meetings, and shall provide the representative with copies of all materials which the Company provides to its board of directors. The Investor's representative may be excluded from any portion of a meeting of the board of directors if the Company's counsel advises that the representative's attendance thereat would jeopardize the Company's attorney-client privilege with respect to the matters being discussed.

         (k) LOCK-UPS. The Investor shall not publicly sell any of the Securities in a non-underwritten public market transactions during the six-month period after the Closing; provided, however, that such restriction shall terminate upon a change in control or an offer or a transaction which would result in a change of control (as defined in the Company's equity incentive plan as in existence on the date hereof). In addition, the Investor shall execute the form of lock-up agreement required by any underwriter of the Common Stock to be sold by the Company in a public offering conducted within nine months of the Closing Date, provided that the Company's executive officers, directors and other five percent or greater stockholders also execute substantially similar lock-up agreements.

         (l) BEST EFFORTS. Each of the Investor and the Company shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their respective commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, their respective commercially reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for consummation of the transactions contemplated hereby and to fulfill the conditions to the transactions contemplated hereby.

8.       INDEMNIFICATION.

         (a) AGREEMENT TO INDEMNIFY.

             (i) COMPANY INDEMNITY. The Investor, its Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Investor Indemnitees") shall each be indemnified and held harmless to the extent set forth in this
Section 8 by the Company with respect to any and all Damages (as defined below) incurred by any Investor Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Company in this Agreement (including any exhibits and schedules hereto). Indemnification claims arising from the registration of Securities under Federal and state securities laws are covered by Section 7(c) and not this Section 8.

             (ii) INVESTOR INDEMNITY. The Company, its respective Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Company Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Section 8, by the Investor, in respect of any and all Damages incurred by any Company Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the Investor in this Agreement. Indemnification claims arising from the registration of Securities under Federal and state securities laws are covered by Section 7(c) and not this Section 8.

             (iii) EQUITABLE RELIEF. Nothing set forth in this Section 8 shall be deemed to prohibit or limit any Investor Indemnitee's or Company Indemnitee's right at any time before, on or after the Closing, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform or comply with any covenant or agreement contained herein.

         (b) SURVIVAL. All representations and warranties of the Investor and the Company contained herein and all claims of any Investor Indemnitee or Company Indemnitee in respect of any inaccuracy or misrepresentation in or breach hereof, shall survive the Closing until the second anniversary of the date of this Agreement, regardless of whether the applicable statute of limitations, including extensions thereof, may expire. All covenants and agreements of the Investor and the Company contained in this Agreement shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms). All claims of any Investor Indemnitee or Company Indemnitee in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of one year following the non-breaching party's obtaining actual knowledge of such breach.

         (c) CLAIMS FOR INDEMNIFICATION. If any Investor Indemnitee or Company Indemnitee (an "Indemnitee") shall believe that such Indemnitee is entitled to indemnification pursuant to this Section 8 in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party (which for purposes hereof, in the case of an Investor Indemnitee, means the Company, and in the case of a Company Indemnitee, means the Investor) prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the 20 business day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have 20 business days following its receipt of such notice either (i) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (ii) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such 20 business day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, the senior management of the Company and the Investor shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within 30 days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either party may begin litigation proceedings. Nothing in this section shall be deemed to require arbitration.

         (d) DEFENSE OF CLAIMS. In connection with any claim that may give rise to indemnity under this Section 8 resulting from or arising out of any claim or Proceeding against an Indemnitee by a person or entity that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim) but shall not be obligated to, upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnity pursuant hereto to the extent provided herein (as such claim may have been modified through written agreement of the parties) and provides assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim to the extent provided herein if such claim or Proceeding is decided adversely; provided, however, that nothing set forth herein shall be deemed to require the Indemnifying Party to waive any crossclaims or counterclaims the Indemnifying Party may have against the Indemnified Party for damages. The Indemnified Party shall be entitled to retain separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnified Party shall determine, upon the written advice of counsel, that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent the Indemnified Party is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this Section 8(d). If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this Section 8(d), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, not to be unreasonably withheld; provided, however, that the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided further, that the Indemnifying Party shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided further, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, directors, officers, employees and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this Section 8(d). If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 8(d), such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or

Proceeding or the amount of or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

         (e) CERTAIN DEFINITIONS. As used in this Section 8, (a) "Affiliate" means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity; (b) "Associate" means, when used to indicate a relationship with any person or entity, (1) any other person or entity of which such first person or entity is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other person or entity, (2) any trust or other estate in which such first person or entity has a ten percent or more beneficial interest or as to which such first person or entity serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such first person or entity who has the same home as such first person or entity or who is a director or officer of such first person or entity; (c) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including (1) interest on cash disbursements in respect of any of the foregoing at the prime rate of Chase Manhattan Bank, as in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the date the party incurring such cash disbursement shall have been indemnified in respect thereof, and (2) reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party), and (d) "Proceeding" means any action, suit, hearing, arbitration, audit, proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other person or entity.

9. ASSIGNMENT. The rights of the Investor under Sections 7(b), (c), (e) and (f) are transferable only to a person or entity who acquires at least 20 percent of the Purchased Shares issued on the Closing Date (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like where all holders of Common Stock participate on a pro rata basis); provided, however, that no person or entity may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement (including all terms and conditions governing the duration and termination of rights of the Investor). The rights of the Investor under Section 7(g) may be assigned only to one of its subsidiaries; provided, however, that no such assignment of such rights under Section 7(g) shall be effective until the Company is given written notice by the Investor stating the name and address of the assignee; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

10. DEFAULT. In the event that either the Closing, the Escrow Closing or the consummation of any of the other transactions contemplated hereby does not occur because of any default hereunder or breach hereof by either the Company or the Investor (the "Defaulting Party") or any other reason other than the failure of a condition precedent, the Defaulting Party shall pay the other party to this

Agreement (the "Non-Defaulting Party") the amount of $2,500,000. The foregoing shall not preclude any party from seeking additional remedies, including injunctive and other equitable relief.

11.      MISCELLANEOUS.

         (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

         (b) GOVERNING LAW. This Agreement will be governed by and construed under the internal laws of the State of Delaware.

         (c) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         (d) HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (e) NOTICES. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as FedEx for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten days advance written notice pursuant to this Section 10(e).

         (f) AMENDMENTS AND WAIVERS. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares (together with all New Securities purchased pursuant to Section 7(e) and all Maintenance Shares) representing at least a majority of the total aggregate number of Purchased Shares (together with all New Securities purchased pursuant to Section 7(e) and all Maintenance Shares) then outstanding (excluding any of such shares that have been sold in a transaction in which rights under Section 7(c) are not assigned in accordance with this Agreement or sold to the public pursuant to SEC Rule 144 or otherwise). Any amendment or waiver effected in accordance with this
Section 10(g) will be binding upon the Investor, the Company and their respective successors and assigns. Notwithstanding the foregoing, the provisions of subsections (c), (d), (e), (f) and (g) of Section 7, and all of Section 8, may not be amended without the written consent of the Company and the Investor, which may be withheld in either of their sole and absolute discretions.

         (g) SEVERABILITY. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the

Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

         (h) ENTIRE AGREEMENT. This Agreement, and all exhibits and schedules hereto (including the Disclosure Schedule), which are hereby incorporated by reference into and made an integral part of this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

         (i) FURTHER ASSURANCES. From and after the date of this Agreement upon the request of the Company or the Investor, the Company and the Investor will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         (j) MEANING OF INCLUDE AND INCLUDING; ARTICLE AND SECTION REFERENCES. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list. All "Article", "Section", "subsection", "paragraph" and "Clause" references herein are references to Articles, Sections, subsections, paragraphs and clauses, respectively, of this Agreement unless otherwise specified.

         (k) FEES, COSTS AND EXPENSES. Except as contemplated otherwise by
Section 5(h), all fees, costs and expenses (including attorney's' fees and expenses) incurred by either part hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

         (l) COMPETITION. Nothing set forth herein shall be deemed to preclude, limit or restrict the Company's or the Investor's ability to compete with the other.

         (m) STOCK SPLITS, DIVIDENDS AND OTHER SIMILAR EVENTS. The provisions of this Agreement (including the number of shares of Common Stock (including the Purchased Shares and the Warrant Shares) and other securities described herein) shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

ESOFT, INC.                                 GATEWAY COMPANIES, INC.


By:    /s/ Jeffrey Finn                        By:   /s/ John Todd
   -------------------------                      -----------------------------
    Name:  Jeffrey Finn                           Name:  John Todd
         -------------------                           ------------------------
    Title: CEO                                    Title: CFO
          ------------------                            -----------------------

Address:                                    Address:

295 Interlocken Blvd., #500                 4545 Towne Centre Court
Broomfield, Colorado 80021                  San Diego, California 92121
Telephone No: (303) 444-1600                Telephone No.:  (858) 799-3401
Facsimile No: (303) 444-1640                Facsimile No.:  (858) 799-3413
Attn: Chief Financial Officer               Attn:  General Counsel

with copies to:                             and

Davis, Graham & Stubbs LLP                  Kaye, Scholer, Fierman, Hays &
2200 Mission College Road                    Handler,  LLP
3700 17th Street                            1999 Avenue of the Stars
Denver, Colorado 80201                      Suite 1600
Attention: Lester R. Woodward               Los Angeles, CA 90067
Telephone No.: (303) 892-7392               Attn: Barry L. Dastin, Esq.
Facsimile No.: (303) 893-1379               Telephone No.: (310) 788-1000
                                            Facsimile No.: (310) 788-1200

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.



                                   ESOFT, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                              DATED APRIL 26, 2000


         ESOFT, INC., a Delaware corporation (the "Company"), certifies that, for valuable consideration, receipt of which is hereby acknowledged, the Holder is entitled to purchase from the Company that number of shares of the Company's Common Stock set forth in Section 1 hereof (the "Shares") at the purchase price set forth in Section 1 hereof.

         This Warrant and the Common Stock issuable upon exercise hereof are subject to the terms and conditions hereinafter set forth:

         1. DEFINITIONS. As used in this Warrant, the following terms shall have the following meanings:

             "Agreement" - The Stock and Warrant Purchase and Investors Rights Agreement dated as of April 26, 2000 between the Company and the Holder.

             "Common Stock" - Common Stock, par value $0.01 per share, of the Company.

             "Company" - ESOFT, Inc.  a Delaware corporation.

             "Company Time" - local time in Broomfield, Colorado.

             "Effective Date" - April 26, 2000

             "Expiration Date" - April 26, 2005.

             "Holder" - Gateway Companies, Inc., a Delaware corporation.

             "Purchase Price" - $ 19.507 per share; provided that if the Per Share Purchase Price, as defined in Section 1 of the Agreement, is adjusted pursuant to Section 1(b)(ii) of the Agreement, then the Purchase Price shall be adjusted to equal such adjusted Per Share Purchase Price.

             "Subscription Form" - The form attached to this Warrant as Exhibit "I."

             "Warrant" - This Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

             "Shares" - up to 600,000 shares of Common Stock (subject to adjustment as set forth in Section 5 hereof).

         2.  EXERCISE.

             (a) Time of Exercise. This Warrant may be exercised in whole or in part (but not as to fractional shares) at the office of the Company, at any time or from time to time; provided, however, that this Warrant may only be exercised after the dates and in the amounts set forth in Section 2(b) hereof; and provided, further, that this Warrant shall expire and be null and void if not exercised in the manner herein provided, by 5:00 p.m., Company Time, on the Expiration Date.

             (b) Vesting. The Warrants shall vest and become exercisable based upon performance milestones as follows: (i) 100,000 warrants shall become exercisable if at any time the total number of subscribers (the "Number of Subscribers") for a bundled ISP/server program, or in the aggregate for all bundled ISP/server programs, implementing the Company's software on the Investor's hardware (such as the "Basic Package" referred to in Section 4.1.1 of the Statement of Work executed by the Company and the Investor on April 11, 2000 (the "Statement of Work"), or any modifications, enhancements or alterations thereof) equals or exceeds 10,000; an additional 100,000 Warrants shall become exercisable if at any time the Number of Subscribers equals or exceeds 25,000; an additional 100,000 Warrants shall become exercisable if at any time the Number of Subscribers equals or exceeds 50,000; (ii) 100,000 Warrants shall become exercisable if at any time the Investor and the Company have 1,000 customers for virtual private networking ("VPN") and firewall services incorporating the Company's VPN and firewall software (such as the "Enhanced Firewall Package" referred to in Section 4.1.2 of the Statement of Work and the VPN Package IPSec and VPN Package PPTP referred to in Sections 4.1.3 and 4.1.4 of the Statement of Work, or any modifications, enhancements or alterations of any of the foregoing), (iii) 100,000 Warrants shall become exercisable if at any time the Investor and the Company have 1,000 customers for application service provider ("ASP") services, including but not limited to payroll, human resources or office productivity software (which may be provided by third-party ASP providers), and (iv) 100,000 Warrants shall become exercisable if at any time the Investor and the Company have agreements with at least five ASP providers to offer ASP service to the Investor's and the Company's customers. The Warrants shall immediately vest and become exercisable immediately prior to the occurrence of a Change in Control of the Company (as defined in the Company's current equity incentive plan).

             (c) Manner of Exercise. This Warrant is exercisable at the Purchase Price, payable in cash or by certified check, payable to the order of the Company, subject to adjustment as provided in Section 3 hereof; provided, however, that at the Holder's election the exercise price may be deducted from the number of Shares to be delivered to the Holder upon exercise, in which case such Shares shall be valued at the Closing Price on Nasdaq of the Common Stock or the date preceding the date of exercise. Upon surrender of this Warrant with the annexed Subscription form duly executed, together with payment of the Purchase Price for the Shares purchased (and any applicable transfer taxes) at the Company's principal executive offices, the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased.

         3. DELIVERY OF STOCK CERTIFICATES. As soon as practicable, but not exceeding 10 days, after complete or partial exercise of this Warrant, the Company, at its expense, shall cause to be issued in the name of the Holder (or upon payment by the Holder of any applicable transfer taxes, the Holder's assigns) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise, together with such other stock or securities or property or combination thereof to which the Holder shall be entitled upon such exercise, determined in accordance with Section 5 hereof.

         4. RECORD DATE OF TRANSFER OF SHARES. Irrespective of the date of issuance and delivery of certificates for any stock or securities issuable upon the exercise of this Warrant, each person (including a corporation or partnership) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the stock or other securities represented thereby immediately prior to the close of business on the date on which (i) a duly executed Subscription Form containing notice of exercise of this Warrant, (ii) payment of the Purchase Price and (iii) the opinion or certificate required by Section 6(a)(iii) of this Warrant is received by the Company.

         5. ADJUSTMENTS. After each adjustment of the Purchase Price pursuant to this Section 5, the number of shares of Common Stock purchasable on the exercise of the Warrant shall be the number derived by dividing such adjusted pertinent Purchase Price by the original pertinent Purchase Price. The pertinent Purchase Price shall be subject to adjustment as follows:

             (a) In the event, prior to the expiration of the warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Purchase Price per share of Common Stock purchasable pursuant to the warrant in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Warrant shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Purchase Price per share purchasable pursuant to the Warrant in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrant shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible in to shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

             (b) In the event the Company, at any time while the Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof, in lieu of each share of Common Stock of the Company which he would have been entitled to receive, the same kind and amount of any share, securities, or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Company Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrant has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

             (c) (1) If, at any time, the Company shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Purchase Price in effect immediately prior to the issuance of such Additional Stock, the Purchase Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 5) be adjusted to a price per share determined by multiplying such Purchase Price then in effect by a fraction (x) the numerator of which shall be the number of shares of the Company Common Stock outstanding (or deemed to be outstanding) immediately prior to such issuance or sale plus the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of shares of Additional Stock so issued or sold (or deemed issued or sold) would purchase at the Purchase Price immediately prior to such issuance or sale, and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed to be outstanding) immediately prior to such issuance or sale plus the number of shares of such Additional Stock so issued or sold (or deemed issued or sold).

                 (2) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                 (3) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company irrespective of any accounting treatment.

                 (4) In the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5:

                   (i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 5(c)(2) and (3)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum exercise price provided in such options, warrants or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                   (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in Section 5(c)(2) and (3)).

                   (iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options, warrants or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Purchase Price, to the extent in any way affected by or computed using such options, warrants, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities.

                   (iv) Upon the expiration of any such options, warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Purchase Price, to the extent in any way affected by or computed using such options, warrants, rights or securities or options, warrants or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the Target or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities.

         (5) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(c)(4)) by the Company other than shares excluded from the definition of "New Securities" under Section 7(e)(iii) of the Agreement.

             (d) Notwithstanding the provisions of this Section 3, no adjustment of the Purchase Price shall be made whereby such Price is adjusted in an amount less than $.0001 or until the aggregate of such adjustments shall equal or exceed $.0001.

             (e) In the event, prior to the expiration of the Warrant by exercise or by its terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any share dividend or other right which will cause any change or adjustment in the number, amount, price or nature of the shares of Common Stock or other securities or assets deliverable on exercise of the Warrant pursuant to the foregoing provisions, the Company shall give to the Registered Holder of the Warrant at the address as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other shares, securities or assets which will be deliverable on exercise of the Warrant after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holder of the Warrant of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

             (f) Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

             (g) Upon any adjustment of the Purchase Price required to be made pursuant to this Section 3, the Company within 30 days thereafter shall cause to be mailed to each of the Registered Holder of the Warrant written notice of such adjustment setting forth the pertinent Purchase Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

             (h) The Company's Board of Directors may, at their sole discretion, reduce the Purchase Price of the Warrant in effect at any time either for the life of the Warrant or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Registered Holders of any such reductions in the Purchase Price.


         5A. ADJUSTMENTS IN PER SHARE PURCHASE PRICE SUBSEQUENT TO EXERCISE. If the Per Share Purchase Price is adjusted pursuant to Section 1(b)(ii) of the Agreement at any time after the full or partial exercise of the Warrant, then the Company shall thereupon issue to the Holder a number of additional shares of Common Stock deemed to have a value (based on the Per Share Purchase Price as adjusted pursuant to Section 1(b)(ii) of the Agreement) equal to the aggregate reduction in the Purchase Price of the portion of the Warrant that had been exercised had the Purchase Price been so adjusted immediately prior to such exercise.

         6.  RESTRICTION ON TRANSFER.

             (a) The Holder, by its acceptance hereof, represents, warrants, covenants and agrees that:

                   (i) the Holder has knowledge of the business and affairs of the Company;

                   (ii) this Warrant and the Shares issuable upon the exercise of this Warrant are being acquired for investment and not with a view to the distribution hereof and that absent an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the disposition of this Warrant or the Shares issued or issuable upon exercise of this Warrant, they will not be sold, transferred, assigned, hypothecated or otherwise disposed of without first providing the Company with an opinion of counsel which may be counsel for the Company) or other evidence, reasonably acceptable to the Company, to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state or foreign securities laws; and

                   (iii) the Holder consents to the making of a notation in the Company's records or giving to any transfer agent of the Warrant or the Shares an order to implement such restrictions on transferability described in subparagraph (ii) above.

                   (iv) This Warrant (and any successor or replacement warrant) shall bear the certificate shown on the front page hereof and the Shares issuable upon the exercise of this Warrant shall bear the following legend or a legend of similar import, provided, however, that such legend shall be removed, or not placed upon the Warrant or the certificate or other instrument representing the Shares, as the case may be, if such legend is no longer necessary to assure compliance with the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

         7. PAYMENT OF TAXES. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable and the Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of the issue or delivery thereof. The Company shall not be required however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the Holder surrendered in connection with the purchase of such Shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

         8. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price thereof, all Shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

         9. NOTICES. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of the Company. All notices, requests, consents and other communication hereunder shall be in writing and shall be deemed to have been duly made when delivered or mailed by registered or certified mail, postage prepaid, return receipt requested:

             (a) If to the Holder, to the address of such Holder as shown on the books of the Company; or

             (b)   If to the Company, to its principal executive officers.

         10. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, the Company will execute and deliver in lieu thereof, a new Warrant of like tenor.

         11. SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

         12. CHANGE; WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         13. HEADINGS. The section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.


         14. LAW GOVERNING. This Warrant shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date first written above.

                                   ESOFT, INC.


                                   By:  _____________________________________
                                        Title:

                                                            EXHIBIT I TO WARRANT
                                SUBSCRIPTION FORM

                    (To be Executed by the Registered Holder
                     if it Desires to Exercise the Warrant)


To ESOFT, INC.:


         The undersigned hereby irrevocably elects to exercise the right to purchase _____________ of the Shares covered by this warrant according to the conditions hereof and herewith makes payment of the Purchase Price in full.

         The undersigned hereby represents that the undersigned is an accredited investor, as defined in Regulation D under the Securities Act of 1933.

         The undersigned requests that certificates for such shares be issued in the name of:


                                         -----------------------------------
                                          PLEASE INSERT SOCIAL SECURITY OR
                                              TAX IDENTIFICATION NUMBER



(Please print name and address)


_____________________________________

_____________________________________


Dated:__________ Signature:__________

                                                                       EXHIBIT B

                            FORM OF ESCROW AGREEMENT

         This ESCROW AGREEMENT (this "Agreement") is made and entered into as of April 26, 2000 by and between ESOFT, INC., a Delaware corporation (the "Company"), GATEWAY COMPANIES, INC., a Delaware corporation (the "Investor"), and Norwest Bank Colorado, National Association (the "Escrow Holder"), and is made with reference to the following facts:

         A. The Company and the Investor are parties to a Stock and Warrant Purchase and Investor Rights Agreement dated as of April 26, 2000 (the "Purchase Agreement").

         B. Pursuant to Section 2 of the Agreement, one-half of the Purchased Shares (as defined in the Purchase Agreement) are to be held in escrow until the Escrow Closing (as defined in the Purchase Agreement).

         C. The parties wish to provide for such escrow to be established with Escrow Holder.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms not otherwise defined herein have the meaning set forth in the Purchase Agreement.

         2. On the Closing Date, the Company shall deliver to the Escrow Holder one or more stock certificates evidencing one-half of the Purchased Shares (the "Certificates"). The Certificates shall be registered in the name of the Investor.

         3. Upon notification from the Company that the Escrow Closing has occurred, the Escrow Holder shall deliver the Certificates to the Investor, together with any additional securities or property that the Escrow Holder may have received on account of the Purchased Shares in respect of dividends, stock splits or otherwise.

         4. Each of the Investor and the Company shall pay one-half of the Escrow Holder's costs and expenses under this Agreement.

         5. The Company and Investor shall execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transaction contemplated hereby, provided that they are not inconsistent with the terms of this Agreement.

         6. If this Agreement or any matter relating hereto shall become the subject of any litigation or controversy, the Investor and the Company agree, jointly and severally, to hold Escrow Holder free and harmless from any loss or expense, including attorneys' fees, that may be suffered by it by reason thereof except for acts of negligence, wilful misconduct or bad faith by Escrow Holder. In the event conflicting demands are made or notices served upon Escrow Holder with respect to this Agreement, the Investor and the Company expressly agree that Escrow Holder shall be entitled to file a suit in interpleader and obtain an order from the court requiring the Investor and the Company to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader, Escrow Holder shall be fully released and discharged from any obligations imposed upon it by this Agreement.

         7. Escrow Holder shall not be liable for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited with it, nor as to the identity, authority or failure by the Investor or the Company to comply with any of the provisions of any agreement, contract or other instrument filed with Escrow Holder or referred to herein. Escrow Holder's duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by it as Escrow Holder, and for their disposition in accordance with the terms of this Agreement.

         8. All notices hereunder shall be given in accordance with Section 11(e) of the Purchase Agreement. Notices to the Escrow Holder shall be sent to the following address:

                  Norwest Bank Colorado, National Association
                  1740 Broadway
                  MAC C7301-024
                  Corporate Trust and Escrow
                  Denver, CO 80274

         9. This Agreement shall be governed by and construed in accordance with Delaware law.

         10. This Agreement may be signed in several counterparts, each of which shall constitute an original hereof, but all of which together shall constitute a single instrument.

         11. This Agreement may not be amended or waived except in a writing signed by each party hereto.

         12. In the event the Escrow Holder becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Holder may resign and be discharged from its duties or obligations hereunder by giving its resignation to the parties to this Escrow Agreement, specifying not less than 30 days' prior written notice of the date when such resignation shall take effect. In such event, the Investor and the Company shall agree upon and appoint a successor Escrow Holder. If, within such notice period or at any time in the Investor's and the Company's discretion, the Investor and the Company provide to the Escrow Holder written instructions with respect to the appointment of a successor Escrow Holder and directions for the transfer of the Certificates then held by the Escrow Holder to such successor, the Escrow Holder shall act in accordance with such instructions and promptly transfer the Certificates to such designated successor.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ESOFT, INC.                                 GATEWAY COMPANIES, INC.


By:____________________________________     By:________________________________
   Name:                                       Name:
   Title:                                      Title:


NORWEST BANK COLORADO, NATIONAL ASSOCIATION


By:____________________________________
   Name:
   Title:

                                                                       EXHIBIT C

                                  FORM OF PROXY

         The undersigned stockholder of ESOFT, INC., a Delaware corporation (the "Corporation"), hereby appoints Jeffrey Finn as proxy and attorney-in-fact, with full power of substitution, to represent the undersigned at any annual or special meeting of shareholders to be held on or before the termination of that certain Escrow Agreement, dated April 26, 2000, between the Corporation, Gateway Companies, Inc. and Norwest Bank (the "Termination Date"), and at any adjournment thereof, but only with respect to the 640,795 shares of Common Stock represented by Common Stock Share Certificate No.__________ (the "Certificate"), and to vote all shares of Common Stock represented by the Certificate to the extent the undersigned would be entitled to vote if personally present. This Proxy is irrevocable before the Termination Date, and is coupled with an interest. This Proxy shall expire and be of no further effect on the Termination Date.


Dated:  April 26, 2000                      GATEWAY COMPANIES, INC.



                                            By:________________________________
                                               Name:
                                               Title:

                                      C-1